                            CERTIFICATE OF CORRECTION
                                       TO
                             ARTICLES SUPPLEMENTARY
                                       OF
                         URSTADT BIDDLE PROPERTIES INC.

     Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of the
State of Maryland (the "SDAT") that:

     FIRST: The title of the document being corrected by this Certificate of
Correction is "Articles Supplementary of Urstadt Biddle Properties Inc." (the
"Articles Supplementary").

     SECOND: The name of the party to the Articles Supplementary is Urstadt
Biddle Properties Inc.

     THIRD: The Articles Supplementary being corrected by this Certificate of
Correction were filed with and received of record by the SDAT on April 8, 2005.

     FOURTH: The second sentence of Section 1 of the Articles Supplementary, which is the provision of the Articles Supplementary being corrected by this
Certificate of Correction, as previously filed read as follows:

          "The number of shares constituting the Series D Preferred Stock shall be 1,150,000."

Section 1 is hereby corrected by deleting that sentence in its entirety.

     FIFTH: This Certificate of Correction does not (i) alter the wording of any resolution which was adopted by the Board of Directors of the Company or the stockholders of the Company or (ii) make any change or amendment which would not have complied in all respects with the requirements of the Maryland General
Corporation Law.

     IN WITNESS WHEREOF, the undersigned President of the Company acknowledges this Certificate of Correction to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

                               [Signatures follow]

     This Certificate of Correction has been executed under seal in the name of the Company and on its behalf by its President and attested to by its Secretary on this 29th day of April, 2005.

ATTEST:                                           URSTADT BIDDLE PROPERTIES INC.

/s/ Thomas D. Myers                               By: /s/ Willing L. Biddle
---------------------------                           --------------------------
Thomas D. Myers                                       Willing L. Biddle
Secretary                                             President